EXHIBIT 10.1

                        AMENDMENT AND WAIVER NO. 2 TO THE
                                 LOAN DOCUMENTS

                                                   Dated as of December 11, 2006

          AMENDMENT AND WAIVER NO. 2 TO THE LOAN DOCUMENTS (the "Amendment") among TD Ameritrade Holding Corporation (formerly, Ameritrade Holding Corporation), a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and The Bank of New York, as administrative agent (in such capacity, the "Agent") for the Lenders.

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Guarantors, the Lenders and the Agent have entered into a Credit Agreement dated as of January 23, 2006 (as heretofore amended, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) TD Ameritrade Online Holdings Corp. (formerly Ameritrade Online Holdings Corp.), TD Ameritrade IP Company, Inc. (formerly Ameritrade IP Company,
Inc) and TD Ameritrade Services Company, Inc. (Ameritrade Services Company, Inc.) are Guarantors (collectively, the "Specified Guarantors") whose legal names changed in April, 2006 (collectively, the "Name Changes").

          (3) The Borrower has requested that (a) the requirements under the Loan Documents to give the Collateral Agent 30 days' prior written notice of the Name Changes and any related default be waived and (b) the Loan Documents be amended as hereinafter set forth.

          (4) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Loan Documents as hereinafter set forth.

          SECTION 1. Amendments to Loan Documents. The Loan Documents are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

          (a) The definition of "Maximum Amount" in Section 1.01 of the Credit Agreement is hereby amended by replacing "1.00:1.00" with "1.75:1.00" in clause
(a) thereof.

          (b) The definition of "Test Period" in Section 1.01 of the Credit Agreement is hereby amended in full to read as follows:

          "TEST PERIOD" means, with respect to any Fiscal Year, the period that
     (a) begins on (but excluding) the last day of the Test Period with respect to the Prior Fiscal Year and (b) ends on (and including) the earlier of (i) the 120th day following the end of such Fiscal Year and (ii) the later of
     (A) the date on which the Borrower's financial statements for such Fiscal Year are filed on Form 10-K and (B) to the extent any prepayment is required under Section 2.06(b)(i), the date on which the Advances are prepaid with the applicable percentage of the Excess Cash Flow for such Fiscal Year in accordance with Section 2.06(b)(i). "PRIOR FISCAL YEAR" shall mean the Fiscal Year immediately preceding such Fiscal Year.

          (c) Schedule V to the Security Agreement is hereby amended by (i) replacing "Ameritrade Online Holdings Corp." with "TD Ameritrade Online Holdings Corp.", "Ameritrade IP Company, Inc." with "TD Ameritrade IP Company, Inc." and "Ameritrade Services Company, Inc." with "TD Ameritrade Services Company, Inc." and (ii) deleting each row listing "Datek Online Holdings Corp." or "TD Waterhouse Group, Inc." as a Grantor.

          SECTION 2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3, the requirements under Section 11(a) of the Security Agreement for the Specified Guarantors to give the Collateral Agent 30 days' prior written notice of the Name Changes and any Default or Event of Default that has arisen or shall arise from the Specified Guarantors' failure to satisfy such requirements in respect of the Name Changes are hereby waived.

          SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto (the "Consent") executed by each Guarantor, (b) a complete report as of a recent date of all effective financing statements filed in the State of Delaware that name any Specified Guarantor as debtor, in form and substance reasonably satisfactory to the Agent, and evidence that all actions that the Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement in respect of the Collateral pledged by the Specified Guarantors have been taken and (c) confirmation of the payment of a fee to each Lender which has approved this Amendment on or prior to 5:00 P.M. (Eastern Time) on December 11, 2006 in an amount equal to 0.05% of (i) the aggregate principal amount of Advances (other than Letter of Credit Advances and Swing Line Advances) attributable to such Lender, plus, (ii) if such Lender is also a Revolving Credit Lender, such Lender's Unused Revolving Credit Commitment and its Pro Rata Share of the aggregate Available Amount of all Letters of Credit and the aggregate principal amount of all Letter of Credit Advances and Swing Line Advances outstanding at such time. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

          SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

               (a) Upon the effectiveness of this Amendment and after giving effect hereto, the representations and warranties set forth in Section 4.01(a) of the Credit Agreement are true and correct in all material respects.

               (b) The execution, delivery and performance by each Loan Party of this Amendment, the Consent and the Loan Documents, as amended hereby, to which it is or is to be a party are within such Loan Party's corporate, limited liability company or limited partnership (as applicable) powers, have been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action and do not (i) contravene such Loan Party's charter, by-laws, limited liability company agreement, partnership agreement or other constituent documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

               (c) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery or performance by any Loan Party of this Amendment, the Consent or any of the Loan Documents, as amended hereby, to which it is or is to be a party, except for (A) such authorizations, approvals, actions, notices and filings as may be required in connection with the disposal of Collateral pursuant to any agreement giving rise to a Lien permitted under Section 5.02(a) of the Credit Agreement and (B) with respect to the exercise of any remedies with respect to, or any other transfer of, the Equity Interests of any Broker-Dealer Subsidiary, giving all necessary notices to third parties and obtaining all necessary Governmental Authorizations in connection with such exercise of remedies or transfer including, without limitation, to the extent required under NASD Rule 1017.

               (d) This Amendment and the Consent have been duly executed and delivered by the Borrower and each Guarantor, respectively. This Amendment, the Consent and each of the other Loan Documents, as amended hereby, to which any Loan Party is a party are legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in each of the Credit Agreement and the Security Agreement (collectively, the "Amended Loan Documents") to "this Agreement", "hereunder", "hereof" or words of like import referring to such Amended Loan Document, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "the Security Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement or the Security Agreement, shall mean and be a reference to the Credit Agreement or the Security Agreement, as the case may be, as amended by this Amendment.

          (b) Each Amended Loan Document, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 6. Costs, Expenses. The Borrower agrees to pay, promptly following demand and presentation of invoices or other reasonably detailed statements specifying the costs so incurred, all reasonable out of pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

          SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        TD AMERITRADE HOLDING CORPORATION


                                        By /s/ MICHAEL D. CHOCHON
                                           -------------------------------------
                                        Title: Treasurer

                                        THE BANK OF NEW YORK,
                                        as Agent and as Lender


                                        By /s/ JOSEPH CIACCIARELLI
                                           -------------------------------------
                                        Title: Managing Director

                                     CONSENT

                                                   Dated as of December 11, 2006

          Each of the undersigned, as Guarantor under the Guaranty referred to in the Credit Agreement dated as of January 23, 2006 (the "Credit Agreement") among TD Ameritrade Holding Corporation (formerly, Ameritrade Holding Corporation), the Guarantors named therein, the Lenders and agents named therein, and The Bank of New York, as administrative agent, hereby consents to the foregoing Amendment and Waiver No. 2 to the Loan Documents (the "Amendment") and hereby confirms and agrees that (a) notwithstanding the effectiveness of the Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Amendment, and (b) the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by the Amendment.

                                        TD AMERITRADE ONLINE HOLDINGS CORP.
                                        (formerly Ameritrade Online Holdings
                                        Corp. and successor to Datek Online
                                        Holdings Corp. and TD Waterhouse Group,
                                        Inc.)


                                        By /s/ MICHAEL D. CHOCHON
                                           -------------------------------------
                                        Title: Treasurer


                                        TD AMERITRADE IP COMPANY, INC.
                                        (formerly Ameritrade IP Company, Inc.)


                                        By /s/ JOHN R. MACDONALD
                                           -------------------------------------
                                        Title: VP and CFO


                                        TD AMERITRADE SERVICES COMPANY, INC.
                                        (formerly Ameritrade Services Company,
                                        Inc.)


                                        By /s/ JOHN R. MACDONALD
                                           -------------------------------------
                                        Title: CEO


                                        THINKTECH, INC.


                                        By /s/ JOHN R. MACDONALD
                                           -------------------------------------
                                        Title: Treasurer